Exhibit 99.1

In connection with the offering of the Notes, Micron disclosed in the Prospectus Supplement the following information relating to the COVID-19 outbreak:

Recent Developments Regarding COVID-19

Events surrounding the ongoing COVID-19 outbreak have resulted in a reduction in economic activity across the globe. The severity and duration of these economic repercussions remain largely unknown and ultimately will depend on many factors, including the speed and effectiveness of the containment efforts throughout the world. While we have observed demand increases in some areas of our business that support the stay-at-home economy, such as products used in datacenter infrastructure, gaming, notebook computers and similar applications, we have also observed demand decreases in other categories such as smartphones, consumer electronics, and automobiles. The extent to which COVID-19 will impact demand for our products depends on future developments, which are highly uncertain and very difficult to predict, including new information that may emerge concerning the severity of the coronavirus and actions to contain and treat its impacts. While all our global sites are currently operational, our manufacturing site in Malaysia is currently operating at reduced utilization levels due to local conditions and restrictions related to COVID-19. Other facilities could also be required to temporarily curtail production levels or temporarily cease operations based on governmental mandates.

From the start of the COVID-19 outbreak, we proactively implemented preventative protocols intended to safeguard our team members, contractors, suppliers and customers, and ensure business continuity in the event government restrictions or severe outbreaks impact our operations at certain sites. We remain committed to the health and safety of our team members, contractors, suppliers, customers, and communities, and are following governmental policies and recommendations designed to slow the spread of COVID-19.

Our efforts to respond to the COVID-19 outbreak include the following:

•	We have put health screenings in place, required social distancing, and have established team separation protocols at our facilities. We are also prohibiting visitors, have suspended business travel, and require team members to work from home to the extent possible. Where work from home is not possible, all on-site team members must pass through thermal scanning equipment to ensure they do not have an elevated body temperature and must wear a mask at all times.

•	To respond to changing market conditions, we have shifted some supply from markets which have experienced declines in demand, such as smartphones, to markets that have experienced demand increases, such as datacenter markets.

•	We have evaluated our supply chain and communicated with our suppliers to identify supply gaps and taken steps to ensure continuity. In some cases, we have added alternative suppliers and increased our on-hand inventory of raw materials needed in our operations.

•	We have added assembly and test capacity to provide redundant manufacturing capability through our network of captive and external partners.

•	We are evaluating all our construction projects across our global manufacturing operations and enacting protocols to enhance the safety of our team members, suppliers, and contractors.

•	We have developed strategies and are implementing measures to respond to a variety of potential economic scenarios, such as limitations on new hiring, suspension of business travel, and reductions in discretionary spending.

•	We are working with government authorities in the jurisdictions where we operate, and continuing to monitor our operations in an effort to ensure we follow government requirements, relevant regulations, industry standards, and best practices to help safeguard our 37,000 team members in 18 countries, while safely continuing operations to the extent possible at our sites across the globe.

We believe these actions are appropriate and prudent to safeguard our team members, contractors, suppliers, customers, and communities, while allowing us to safely continue operations, but we cannot predict how the steps we, our team members, government entities, suppliers, or customers take in response to the COVID-19 outbreak will impact our business, outlook, or results of operations. Please also see the discussion related to COVID-19 in our Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 2020 (the “Q2 Form 10-Q”) generally and the risk factor set forth below.

Risks Related to COVID-19

The following risk factor disclosed in the Prospectus Supplement supplements, and should be read in conjunction with, the risk factors described in the Q2 Form 10-Q.

The effects of the COVID-19 outbreak could adversely affect our business, results of operations, and financial condition.

The effects of the public health crisis caused by the COVID-19 outbreak and the measures being taken to limit COVID-19’s spread are uncertain and difficult to predict, but may include:

•	A decrease in short-term and/or long-term demand and/or pricing for our products, and a global economic recession or depression that could further reduce demand and/or pricing for our products, resulting from actions taken by governments, businesses, and/or the general public in an effort to limit exposure to and spreading of COVID-19, such as travel restrictions, quarantines, and business shutdowns or slowdowns;

•	Negative impacts to our operations, including:

•	reductions in production levels, R&D activities, product development, technology transitions, yield enhancement activities, and qualification activities with our customers resulting from our efforts to mitigate the impact of COVID-19 through social-distancing measures we have enacted at our locations around the world in an effort to protect our employees’ and contractors’ health and well-being, including working from home, limiting the number of meeting attendees, reducing the number of people in our sites at any one time, quarantines of team members, contractors or vendors who are at risk of contracting, or have contracted, COVID-19, and suspending team member and vendor travel (‘‘Social Distancing Measures’’);

•	increased costs resulting from our efforts to mitigate the impact of COVID-19 through Social Distancing Measures, enhanced cleaning measures and the increased use of personal protective equipment at our sites;

•	increased costs of transportation, raw materials or other inputs necessary for the operation of our business;

•	reductions in or cessation of operations at any site or in any jurisdiction resulting from government restrictions on movement and/or business operations or our failure to prevent and/or adequately mitigate spread of COVID-19 at one or more of our sites; and

•	our inability to continue or resume construction projects due to delays in obtaining materials, equipment, labor, engineering services, government permits or any other essential aspect of projects, which could impact our ability to introduce new technologies, reduce costs or meet customer demand;

•	Deterioration of worldwide credit and financial markets that could limit our ability to obtain external financing to fund our operations and capital expenditures, result in losses on our holdings of cash and investments due to failures of financial institutions and other parties, and result in a higher rate of losses on our accounts receivables due to credit defaults; and

•	Disruptions to our supply chain in connection with the sourcing and transportation of materials, equipment and engineering support, and services from or in geographic areas that have been impacted by COVID-19 and by efforts to contain the spread of COVID-19.

The resumption of normal business operations after such interruptions may be delayed or constrained by lingering effects of COVID-19 on our team members, contractors, suppliers, third-party service providers, and/or customers.

These effects, alone or taken together, could have a material adverse effect on our business, results of operations, legal exposure, or financial condition. A sustained, prolonged or recurring outbreak could exacerbate the adverse impact of such measures.

Defined terms used but not defined in this Exhibit 99.1 are used as defined in the Current Report on Form 8-K of which this Exhibit forms a part.

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